UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2013

Date of Report

(Date of Earliest Event Reported)

FONU2 INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On August 10, 2013, FONU2 Inc., a Nevada corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with EquityGroups, LLC, a Delaware limited liability company (“EquityGroups”), under which EquityGroups agreed to implement an investor awareness program for the Company for a period of one year in consideration of a fee of $5,000 per month during the term of the Agreement and the issuance of three percent of the Company’s outstanding equity at the time of the signing of the Agreement.

The Agreement is attached hereto and incorporated by reference.  See the Exhibit Index, Item 9.01 of this Current Report.

Item 3.02  Unregistered Sales of Equity Securities.

(i)

Effective as of August 10, 2013, the Company’s Board of Directors resolved to issue to EquityGroups 1,500,000 “unregistered” and “restricted” shares of its common stock under the terms of the Agreement.  See Item 1.01 of this Current Report.  The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

10.1

 EquityGroups Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date:  August 13, 2013

/s/ Robert B. Lees

                        Robert B. Lees, President